                                                                    Exhibit 16.1

[GRAPHIC OMITTED]

DELOITTE

                                                       Deloitte & Co. S.R.L.
                                                       Florida 234 - 5th. floor
                                                       Buenos Aires (C1005AAF)
                                                       Argentina

                                                       Tel: 54(11) 4320-2720
                                                       Fax: 54(11) 4393-5394
                                                       www.deloitte.com

Buenos Aires, January 20, 2005

SECURITIES AND EXCHANGE COMMISSION
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read the Item entitled "Change in Independent Registered Accounting
Firm" in the prospectus summary of Mastellone Hermanos' Registration
Statement on Form F-4 dated January 21, 2005, and have the following comments:

1.  we agree with the statements made in the first four sentences of such Item;
    and
2.  we have no basis on which to agree or disagree with the statements made in the last sentence of the referred Item.

Yours truly,

DELOITTE & CO. S.R.L.
Buenos Aires, Argentina

/s/ Hugo Alberto Luppi
HUGO ALBERTO LUPPI
      Partner